UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 4, 2005

FNB FINANCIAL SERVICES CORPORATION
Commission file number : 0-13086

North Carolina	56-1382275
(State of incorporation)	(I.R.S. Employer Identification No.)

1501 Highwoods Boulevard, Suite 400 Greensboro, North Carolina	27410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (336) 369-0900

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document contains 37 pages.

Item 7.01:   REGULATION FD DISCLOSURE

On October 4, 2005, FNB Financial Services Corporation (the “Company”) made a presentation to certain institutional investor clients of FIG Partners, LLC. During the course of the presentation, the Company presented certain information regarding the Company’s recent financial performance. The Company’s presentation is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01(c):  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1: Presentation materials

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Company’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Company’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

S  I  G  N  A  T  U  R  E

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB FINANCIAL SERVICES CORPORATION (Registrant) By: /s/ MICHAEL W. SHELTON Michael W. Shelton Senior Vice President and Chief Financial Officer

Date:  October 6, 2005